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                                                                EXHIBIT 10(a)
                                                                -------------


                     The Scotts Company Associates' Pension
                     Plan as amended effective January 1,
                     1989 and December 31, 1995

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                                 THE SCOTTS COMPANY


                               ASSOCIATES' PENSION PLAN









                                  AMENDED EFFECTIVE
                        JANUARY 1, 1989 AND DECEMBER 31, 1995


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                                  THE SCOTTS COMPANY
                               ASSOCIATES' PENSION PLAN


                                  TABLE OF CONTENTS
ARTICLE                           -----------------                       PAGE
-------                                                                   ----
    1    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

    2    SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    2.01 Eligibility Service for Regular or Part-Time Employees . . . . .   6
    2.02 Eligibility Service for Temporary or Part-Time Employees . . . .   6
    2.03 Vesting Service and Benefit Service for All Employees . . . . . .  7
    2.04 Effect of Breaks in Eligibility Service . . . . . . . . . . . . .  8
    2.05 Effect of Breaks in Vesting Service . . . . . . . . . . . . . . .  8
    2.06 Questions Relating to Service Under the Plan . . . . . . . . . .   8
    2.07 Transfer from Part-Time to Full-Time . . . . . . . . . . . . . .   8
    2.08 Transfer from Full-Time to Part-Time . . . . . . . . . . . . . .   9

    3    MEMBERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    3.01 Members of the Plan on December 31, 1984 . . . . . . . . . . . .   9
    3.02 All Oother Employees . . . . . . . . . . . . . . . . . . . . . .   9
    3.03 Leased Employees . . . . . . . . . . . . . . . . . . . . . . . .   9
    3.04 Reemployment . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    3.05 Termination of Membership . . . . . . . . . . . . . . . . . . .   10
    3.06 Questions Relating to Membership in the Plan . . . . . . . . . .  10

    4    BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    4.01 Normal Retirement Allowance . . . . . . . . . . . . . . . . . .   10
    4.02 Early Retirement Allowance . . . . . . . . . . . . . . . . . . .  12
    4.03 Vested Benefit . . . . . . . . . . . . . . . . . . . . . . . . .  14
    4.04 Optional Forms of Benefit after Retirement . . . . . . . . . . .  14
         (a)  Automatic Joint and Survivor Option applicable to Future
                   Service Benefit . . . . . . . . . . . . . . . . . . .   14
         (b)  Spouse's Contingent Annuity Option . . . . . . . . . . . .   16
         (c)  Standard Contingent Annuity Option . . . . . . . . . . . .   18
         (d)  Other Settlement Options . . . . . . . . . . . . . . . . .   18
    4.05 Optional Forms of Benefit Before Retirement . . . . . . . . . .   19
    4.06 Maximum Benefits . . . . . . . . . . . . . . . . . . . . . . . .  27
    4.07 No Duplication . . . . . . . . . . . . . . . . . . . . . . . . .  30
    4.08 Payment of Benefits . . . . . . . . . . . . . . . . . . . . . .   31
    4.09 Reemployment of Former Member or Retired Member . . . . . . . .   32
    4.10 Top-Heavy Provisions . . . . . . . . . . . . . . . . . . . . .    34
    4.11 Elective Rollovers . . . . . . . . . . . . . . . . . . . . . . .  35
    4.12 Merger of Stern's Miracle-Gro Products, Inc. Defined Benefit
                   Pension Plan . . . . . . . . . . . . . . . . . . . . .  37

                                       i

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    5    ADMINISTRATION OF PLAN . . . . . . . . . . . . . . . . . . . . .  37

    6    CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .   39

    7    MANAGEMENT OF FUNDS . . . . . . . . . . . . . . . . . . . . . .   39

    8    CERTAIN RIGHTS AND LIMITATIONS . . . . . . . . . . . . . . . . .  40

    9    NONALIENATION OF BENEFITS . . . . . . . . . . . . . . . . . . .   45

    10   AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    10.01     Company's Right to Amend Plan . . . . . . . . . . . . . . .  46
    10.02     Amendments to Vesting Schedule . . . . . . . . . . . . . .   46


APPENDIX A    FACTORS USED FOR DETERMINING VARIOUS FORMS OF BENEFITS

APPENDIX B    SUPPLEMENTAL BENEFITS

APPENDIX C    MERGER OF STERN'S MIRACLE-GRO PRODUCTS, INC. DEFINED BENEFIT
         PENSION PLAN

                                      ii

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                                  THE SCOTTS COMPANY
                               ASSOCIATES' PENSION PLAN


    WHEREAS, The O.M. Scott & Sons Company established The O.M. Scott & Sons Company Employees' Pension Plan (the "Plan") effective January 1, 1954, in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and their beneficiaries; and

    WHEREAS, The O.M. Scott & Sons Company was merged into The Scotts Company, an Ohio corporation (the "Company"), which assumed sponsorship of the Plan; and

    WHEREAS, the Plan was previously amended and restated effective January 1, 1976, January 1, 1985, December 31, 1986 and January 1, 1989; and

    WHEREAS, the Internal Revenue Service requested and approved certain changes in the Plan in connection with the issuance of a favorable determination letter dated December 12, 1995; and

    WHEREAS, the Plan was further amended effective as of December 31, 1995 to reflect the merger of the Stern's Miracle-Gro Products, Inc. Defined Benefit Pension Plan into the Plan; and

    WHEREAS, Company wishes to restate the Plan to reflect such amendments;

    NOW, THEREFORE, the Company hereby amends the Plan in its entirety and restates the Plan as of the Effective Amendment Date to provide as follows:


                               ARTICLE 1 - DEFINITIONS

    "ADMINISTRATIVE COMMITTEE" shall mean the committee established for the purposes of administering the Plan as provided in Article 5.

    "AFFILIATE" shall mean the Company and any entity which, with the Company, constitutes: (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code); (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code); (c) an affiliated service group (within the meaning of Section 414(m) of the Code); or (d) a group of entities required to be aggregated pursuant to Section 414(o) of the Code and the regulations thereunder.

    "APPENDIX A" shall mean the tables of factors, attached to the Plan as exhibits, which are used in determining the amount of the various forms of benefits payable under the Plan.

    "APPENDIX B" shall mean an attachment to the Plan containing the names of those Members, surviving spouses, contingent annuitants and beneficiaries for whom supplemental benefits are provided, and the amount thereof.

    "APPENDIX C" shall mean an attachment to the Plan describing the additional terms and options applicable to former participants in the Stern's Miracle-Gro Products, Inc. Defined Benefit Pension Plan.

    "AVERAGE FINAL COMPENSATION" shall mean the average annual Compensation of a Member for the 60 consecutive calendar months included in his Years of Vesting Service during the last 120 consecutive calendar months of his Years of Vesting Service affording the highest such average, or for all the calendar months of his Years of Vesting Service if he has less than 60 calendar months included in his Years of Vesting Service. For purposes of determining a Member's Average Final Compensation in Plan Years starting after December 31, 1988, Compensation in excess of $200,000 (as adjusted under Sections 401(a)(17) and 415(d) of the Internal Revenue Code) shall not be taken into account. For purposes of determining a Member's Average Final Compensation in Plan Years starting after December 31, 1993, Compensation in excess of $150,000 (as adjusted under Section 401(a)(17) and 415(d) of the Internal Revenue Code) shall not be taken into account. Notwithstanding the foregoing, the accrued benefit of a Section 401(a)(17) Employee (as that term is defined in Section 1.401(a)(17)-1(e)(2) of the regulations under the Internal Revenue Code) shall be determined under the extended wear-away method of Section 1.401(a)(4)-13(c)(4)(iii) of the regulations under the Internal Revenue Code.

    "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

    "CODE" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

    "COMPANY" shall mean: (a) The O. M. Scott & Sons Company, a Delaware corporation, until the merger of The O.M. Scott & Sons Company into The Scotts Company, an Ohio corporation; and (b) thereafter, The Scotts Company or any successor by merger, purchase or otherwise.

    "COMPENSATION" shall mean total earnings for the Plan Year paid to the Member by an Affiliate. Compensation shall include: (a) commissions; (b) salary reduction contributions to The Scotts Company Profit Sharing and Savings Plan and any other Section 401(k) plans sponsored by an Affiliate; and (c) salary reduction contributions for welfare benefits. Compensation shall exclude: (i) commissions in excess of the salary grade maximum for Plan Years starting before January 1, 1995; and (ii) foreign service, automobile, separation and other special allowances. Compensation taken into account under the Plan with respect to any Employee for a Plan Year shall not exceed: (A) effective January 1, 1989, $200,000 (as automatically adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury); and (B) effective January 1, 1994, $150,000 (as adjusted under Section 401(a)(17) of the Code). Notwithstanding the foregoing, the accrued benefit of a Section 401(a)(17) Employee (as that term is defined in Section 1.401(a)(17)-1(e)(2) of the regulations under the
Code) shall be determined under the extended wear-away method of Section 1.401(a)(4)-13(c)(4)(iii) of the regulations under the Code. In determining the Compensation of a Member for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If, as a result of the application of

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such rules, Compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Compensation as determined under this paragraph prior to the application of this limitation.

    "DEFERRED RETIREMENT DATE" shall mean, with respect to Employees who do not retire at Normal Retirement Date but who continue without interruption to work beyond such date, the first day of the calendar month coincident with or next following the date on which such Employee retires from active service. No retirement allowance shall be paid to the Employee until his Deferred Retirement Date, except as otherwise provided in Article 4.

    "EARNINGS" shall mean all compensation received by a Member including bonuses paid by the Company in accordance with its bonus policy. Earnings shall be recognized only for the purpose of determining an annual Current Service Benefit as provided pursuant to the last sentence of Section 4.01(b)(i). Earnings taken into account under the Plan with respect to any Employee for a Plan Year shall not exceed: (a) effective January 1, 1989, $200,000 (as automatically adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury); and (b) effective January 1, 1994, $150,000 (as adjusted under Section 401(a)(17) of the Code). Notwithstanding the foregoing, the accrued benefit of a Section 401(a)(17) Employee (as that term is defined in Section 1.401(a)(17)-1(e)(2) of the regulations under the Code) shall be determined under the extended wear-away method of Section 1.401(a)(4)-13(c)(4)(iii) of the regulations under the Code. In determining the Earnings of a Member for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, Earnings would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Earnings as determined under this paragraph prior to the application of this limitation.

    "EFFECTIVE AMENDMENT DATE" of this amendment and restatement of the Plan shall be January 1, 1989, except as otherwise specifically stated herein.

    "EFFECTIVE DATE" of the Plan shall mean January 1, 1976.

    "ELIGIBLE EMPLOYEE" shall mean an Employee who is: (a) working with The Scotts product line; (b) in corporate management or administration of The Scotts Company; or (c) effective December 31, 1995, working with the Miracle-Gro product line. Notwithstanding, persons (i) whose terms and conditions of employment are determined by collective bargaining with a third party, with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment; (ii) who are nonresident aliens described in Section 410(b)(3)(C) of the Code; or (iii) who are leased employees within the meaning of Section 414(n)(2) of the Code, are not Eligible Employees.

    "EMPLOYEE" shall mean a person employed by an Affiliate.

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    "HOUR OF SERVICE" means (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for an Affiliate during the applicable computation period, (b) each hour for which an Employee is paid or entitled to payment by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate. In computing Hours of Service on a weekly or monthly basis when a record of hours of employment is not available, the Employee shall be assumed to have worked 40 hours for each full week of employment and eight hours for each day in less than a full week of employment, regardless of whether the Employee has actually worked fewer hours. Notwithstanding the foregoing, (i) not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties, (ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws, and (iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. In the case of a person who was a Leased Employee and who subsequently becomes an Employee, hours of service as a Leased Employee shall count as Hours of Service as an Employee. Determination and crediting of Hours of Service shall be made under Department of Labor Regulations Sections 2530.200b-2 and 3.

    "INVESTMENT COMMITTEE" shall mean the committee established by the Company for the purposes of managing the assets of the Plan as provided in Article 5.

    "LEASED EMPLOYEE" shall mean any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (leasing organization), has performed services for the recipient (or for the recipient and related persons determined in accordance with Sections 414(n)and 414(o) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an employee of the recipient (and thus not otherwise an Employee) if
(a) such employee is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, Section 402(a)(8), Section 402(h) or Section 403(b); (ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient's non-highly-compensated work force.

    "MEMBER" shall mean any person included in the membership of the Plan as provided in Article 3. The pronoun he, his or him is used in this document solely for convenience and does not in any way connote a limit or restriction to persons of the masculine gender. In all cases, when he, his or him is used it means with equal effect persons of the feminine gender, and vice versa.

    "NORMAL RETIREMENT DATE" shall mean the first day of the calendar month coincident with or next following the 65th anniversary of an Employee's birth. The Member's right to a normal retirement allowance shall be non-forfeitable upon the attainment of age 65 whether or not the Employee retires on such date.

    "PARENTAL LEAVE" shall mean a period in which a person is absent from work on or after January 1, 1985 because of the person's pregnancy, the birth of a person's child, the adoption by a person of a child, or, for purposes of caring for that child for a period beginning immediately following such birth or adoption.

    "PLAN" shall mean The Scotts Company Associates' Pension Plan as set forth herein or as hereafter amended.

    "PLAN YEAR" shall mean the 12 month period ending each December 31.

    "SOCIAL SECURITY BENEFIT" shall mean the amount of old-age insurance benefit under Title II of the Federal Social Security Act as determined by the Administrative Committee under reasonable rules uniformly applied, on the basis of such Act as in effect at the time of retirement or termination to which a Member or former Member is or would upon application be entitled, even though the Member does not receive such benefit because of his failure to apply therefor or he is ineligible therefor by reason of earnings he may be receiving in excess of any limit on earnings for full entitlement to such benefit; provided, however, if a Member remains in employment on or after his Normal Retirement Date, the Social Security Benefit hereunder shall be calculated as of his Normal Retirement Date on the basis of the Federal Social Security Act in effect as of such Normal Retirement Date. For all years prior to retirement or other termination of employment with the Company where actual earnings are not available, the Member's Social Security Benefit shall be determined on the basis of the Member's actual earnings in conjunction with a salary increased assumption based on the actual yearly change in national average wages as determined by the Social Security Administration. If, within a reasonable time after the later of (i) the date of retirement or other termination of employment or (ii) the date on which a Member is notified of the retirement allowance or vested benefit to which he is entitled, the Member provides documentation from the Social Security Administration as to his actual earnings history with respect to those prior years, his Social Security Benefit shall be redetermined using the actual earnings history. If this recalculation results in a different Social Security Benefit, his retirement allowance or vested benefit shall be adjusted to reflect this change. Any adjustment to his retirement allowance or vested benefit shall be made retroactive to the date his payments commenced.
The Administrative Committee shall resolve any questions arising under this
Section 1.18 on a basis uniformly applicable to all Employees similarly situated.

    "TRUSTEE" shall mean the trustee or trustees by which the funds of the Plan are held as provided in Article 7.

    "YEAR OF BENEFIT SERVICE" shall mean employment recognized as such for the purposes of computing a benefit under the Plan with respect to service on or after January 1, 1976, as provided under Article 2.

    "YEAR OF ELIGIBILITY SERVICE" shall mean any employment recognized for purposes of meeting the eligibility requirements for membership in the Plan, as provided in Article 2.

    "YEAR OF VESTING SERVICE" shall mean any employment recognized for purposes of meeting the requirements for vesting in benefits, as provided in Article 2.


                                 ARTICLE 2 - SERVICE
                                 -------------------

2.01     ELIGIBILITY SERVICE FOR REGULAR OR FULL-TIME EMPLOYEES

    For an Employee who is classified as a regular full-time Employee according to the Employer's policies and practices, "Year of Eligibility Service" and "Break in Eligibility Service" shall have the same meaning as "Year of Vesting Service" and "Break in Vesting Service."

2.02     ELIGIBILITY SERVICE FOR TEMPORARY OR PART-TIME EMPLOYEES

    For an Employee who is classified as a temporary Employee or a part-time Employee according to the Employer's policies and practices:

    (a) "BREAK IN ELIGIBILITY SERVICE" shall mean failure by an Employee to complete more than 500 Hours of Service during any Computation Period. Any Break in Service shall be deemed to have commenced on the first day of the Computation Period in which it occurs. In the case of an absence from work beginning after December 31, 1984, if an Employee is absent from work for any period by reason of pregnancy, the birth or placement for adoption of a child, or for caring for a child for a period immediately following the birth or placement, then for purposes of determining whether a Break in Service has occurred (and not for purposes of determining Years of Eligibility Service) such Employee shall be credited with the Hours of Service which otherwise normally would have been credited to such Employee, or, if the Administrator is unable to determine the number of such Hours of Service, eight Hours of Service for each day of absence, in any case not to exceed 501 Hours of Service. The Hours of Service credited to an Employee under this definition shall be treated as Hours of Service in the Computation Period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such year solely because of such Hours of Service or, in any other case, in the immediately following year. The Administrator may require that the Employee certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there as such an absence.

         (b) "COMPUTATION PERIOD" shall mean a 12 month period starting on an Employee's most recent date of employment commencement or any Plan Year starting after anniversary of that date.

         (c) "YEAR OF ELIGIBILITY SERVICE" shall mean a Computation Period during which an Employee has 1,000 or more Hours of Service for an Affiliate.

2.03     VESTING SERVICE AND BENEFIT SERVICE FOR ALL EMPLOYEES

         For all Employees:

         (a) "BREAK IN VESTING SERVICE" shall mean each 12 consecutive months in the period: (i) commencing on an Employee's Severance from Service Date; and (ii) ending on the date the Employee is again credited with an Hour of Service for the performance of duties for an Affiliate. If an Employee is absent from work for any period by reason of a pregnancy, the birth or placement for adoption of a child, or caring for a child for a period immediately following the birth or placement, and the absence continues beyond the first anniversary of the absence, the Employee's Break in Vesting Service will commence no earlier than the second anniversary of the absence. The period between the first and second anniversaries of the first date of the absence is not part of either a Period of Service or a Break in Vesting Service. The Administrative Committee may require the Employee to certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

         (b) "PERIOD OF SERVICE" shall mean the period: (i) commencing on the date an Employee is first credited with an Hour of Service for the performance of duties for an Affiliate; and (ii) ending on the Employee's Severance from Service Date. A Period of
              Service will include any period after an Employee's Severance from Service Date if within 12 months of the Employee's
              Severance from Service Date, the Employee has an Hour of Service for an Affiliate.

         (c) "SEVERANCE FROM SERVICE DATE" is the earlier of: (i) the date on which an Employee quits, is discharged, retires or dies; or
              (ii) the first anniversary of the first date of any other absence.

         (d) "YEAR OF BENEFIT SERVICE" shall mean a full 365 days in an Employee's Period of Service, excluding: (i) the period before the Employee became a Member; (ii) any period during which the Employee is not an Eligible Employee; and (iii) service before January 1, 1976. A Member shall not receive credit for more than 40 Years of Benefit Service.

         (e) "YEAR OF VESTING SERVICE" shall mean a full 365 days in an Employee's Period of Service.

2.04     EFFECT OF BREAKS IN ELIGIBILITY SERVICE

         (a) If an Employee has a Break in Eligibility Service, Years of Eligibility Service before such break will not be taken into account until the Employee has completed a Year of Eligibility Service after such Break in Eligibility Service.

         (b) If an Employee who does not have a vested benefit under the Plan incurs five consecutive Breaks in Eligibility Service (and the number of consecutive Breaks in Eligibility Service exceeds the number of Years of Eligibility Service completed before such break), Years of Eligibility Service before such break will not be taken into account.

         (c) If an Employee's Years of Eligibility Service may not be disregarded pursuant to this Section, such Years of Eligibility Service shall be taken into account.

2.05     EFFECT OF BREAKS IN VESTING SERVICE

         (a) If an Employee has a Break in Vesting Service, Years of Vesting Service before such break will not be taken into account until the Member has completed a Year of Vesting Service after such Break in Vesting Service.

         (b) If an Employee who does not have a vested benefit under the Plan incurs a Break in Vesting Service (and the number of consecutive Breaks in Vesting Service exceed the number of Years of Vesting Service completed before such break), Years of Vesting Service and Years of Benefit Service before such break will not be taken into account.

         (c) If an Employee's Years of Vesting Service and Years of Benefit Service may not be disregarded pursuant to this Section, such Years of Vesting Service and Years of Benefit Service shall be taken into account.

2.06     QUESTIONS RELATING TO SERVICE UNDER THE PLAN

         If any question shall arise hereunder as to an Employee's Years of Benefit Service, Years of Eligibility Service or Years of Vesting Service, such question shall be resolved by the Administrative Committee on a basis uniformly applicable to all Employee(s) similarly situated.

2.07     TRANSFER FROM PART-TIME TO FULL-TIME

         If a Temporary or Part-Time Employee transfers to Full-Time status, the Employee shall receive credit for a period of service consisting of: (a) the number of Years of Eligibility Service credited to the Employee before the computation period during which the transfer occurs; and (b) the greater of (1) the period of service that would be credited to the Employee under the elapsed time method for his service during the entire computation period in which the transfer occurs, or (2) the service taken into account under the as a Temporary or Part-Time Employee as of the date of the transfer.

2.08     TRANSFER FROM FULL-TIME TO PART-TIME

         If a Full-Time Employees transfers to Temporary of Part-Time status, the Employee shall receive credit for: (a) the number of Years of Eligibility Service credited to the Employee as of the date of the transfer; and (b) 45 Hours of Service for each week in a partial Year of Eligibility Service credited to the Employee as of the date of the transfer.

                                ARTICLE 3 - MEMBERSHIP

3.01     MEMBERS OF THE PLAN ON DECEMBER 31, 1984

         Every Employee who was a Member of the Plan on December 31, 1984 shall continue to be a Member of the Plan on and after January 1, 1985.

3.02     ALL OTHER EMPLOYEES

         An Employee shall become a Member of the Plan as of the first day of the calendar month, commencing with January 1, 1985, coincident with or next following the later of:

         (a)  the date on which he attains the 21st anniversary of his birth,

         (b)  the date on which he completes one Year of Eligibility Service, or

         (c)  the date on which he becomes an Eligible Employee.

3.03     LEASED EMPLOYEES

         Any person who is a Leased Employee shall not be eligible to participate in the Plan. However, if such a person subsequently becomes an Employee, or if an Employee subsequently becomes employed as a Leased Employee, uninterrupted employment with Affiliates as a Leased Employee, subject to the provisions of
         Section 414(n)(4) of said Code, shall be counted for the sole purpose of determining Years of Eligibility Service but not for the purpose of determining Years of Benefit Service.

3.04     REEMPLOYMENT

         The membership of any person reemployed by an Affiliate as an Eligible Employee shall be immediately resumed if such Employee was previously a Member of the Plan.

         If a retired Member or a former Member is reemployed by an Affiliate, his membership in the Plan shall be immediately resumed and any payment of a retirement allowance with respect to his original retirement or any payment of a vested benefit with respect to his original employment shall cease in accordance with the provisions of Section 4.09.

3.05     TERMINATION OF MEMBERSHIP

         Unless otherwise determined by the Administrative Committee under rules uniformly applicable to all person(s) or Employee(s) similarly situated, an Employee's membership in the Plan shall terminate if he ceases to be an Eligible Employee otherwise than by reason of retirement under the Plan, except that an Employee's membership shall continue (a) during any period while on leave of absence approved by an Affiliate, or (b) while absent by reason of temporary disability for a period of not more than six months, or
         (c) while he is not an Eligible Employee herein defined but is in the employ of an Affiliate. Employees covered by the Plan may not waive such coverage.

3.06     QUESTIONS RELATING TO MEMBERSHIP IN THE PLAN

         If any question shall arise hereunder as to the commencement, duration or termination of the membership of any person(s) or Employee(s) employed by an Affiliate, such question shall be resolved by the Administrative Committee under rules uniformly applicable to all person(s) or Employee(s) similarly situated.

                                 ARTICLE 4 - BENEFITS

4.01     NORMAL RETIREMENT ALLOWANCE

         (a) Retirement Date - A Member may retire from active service on a normal retirement allowance upon reaching his Normal Retirement Date or, if he continues in active service after his Normal Retirement Date, upon reaching his Deferred Retirement Date. A Member shall be retired from active service on a normal retirement allowance upon reaching his Deferred Retirement Date. However, in accordance with the procedure established by the Administrative Committee, on a basis uniformly applicable to all Employees similarly situated, the monthly benefit payments commencing on his Deferred Retirement Date shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations,
              Section 2530.203-3, to reflect the amount of any monthly benefits that would have been payable, had he retired on his Normal Retirement Date, with respect to each month during the deferral period in which he was not credited with eight days of service.

         (b) Benefit - Prior to adjustment in accordance with Section 4.04(a), the annual normal retirement allowance payable on a lifetime basis upon retirement at a Member's Normal Retirement Date or at his Deferred Retirement Date shall be equal to the sum of the Member's Current Service Benefit and Past Service Benefit, if any, as follows, and as further provided in Appendix B:

              (i) Current Service Benefit - One and one-half percent (1-1/2%) of the Member's Average Final Compensation multiplied by his Years of Benefit Service on and after January 1, 1976, not in excess of 40 years, reduced by one-half of his Social Security Benefit; except, however, that if the Member has less than 40 Years of Benefit Service on and after January 1, 1976, the Social Security Benefit reduction shall not exceed one and one-quarter percent (1-1/4%) of the Social Security Benefit multiplied by his Years of Benefit Service. However, the annual Current Service Benefit payable to any Member who was a participant of the Plan on December 31, 1975, and who had attained age 51 on or before December 31, 1975, shall not be less than 1.3% of the Member's Earnings in each calendar year during his Years of Benefit Service up to $7,800 plus 2% of such Earnings in excess of $7,800.

              (ii) Past Service Benefit - With respect to any Member who was a participant of the Plan on December 31, 1975, an amount equal to the annual normal retirement benefit accrued up to and including December 31, 1975, to such Member under the Plan in respect of service prior to January 1, 1976, with such retirement benefit being computed in accordance with the provisions of the Plan as in effect on December 31, 1975.

              The annual normal retirement allowance determined prior to any Social Security Benefit offset shall be an amount not less than the greatest annual early retirement allowance which would have been payable to a Member had he retired under
              Section 4.02 at any time before his Normal Retirement Date, and as such early retirement allowance would have been reduced to commence at such earlier date, but prior to any Social Security Benefit offset; provided, however, that such offset shall in any event be based on the Federal Social Security Act in effect at the earlier of the Member's actual retirement or Normal Retirement Date.

              Except as adjusted in accordance with the election of any optional form of pension under Sections 4.04 and/or 4.05 and unless the Company determines otherwise, the retirement allowance payable to a Member who retires on his Deferred Retirement Date shall be determined in accordance with the provisions of the Plan in effect on his Normal Retirement Date and as if he had retired from active service on his Normal Retirement Date.

4.02     EARLY RETIREMENT ALLOWANCE

         (a) Eligibility - A Member who has not reached his Normal Retirement Date but who has reached the 55th anniversary of his birth and completed ten Years of Vesting Service is eligible to retire on an early retirement allowance on the first day of the calendar month next following termination of employment, which date shall be his Early Retirement Date.

         (b) Special Eligibility - A Member who retires on or after January 1, 1987, who has not reached his Normal Retirement Date but who has reached the 55th anniversary of his birth and completed fifteen Years of Vesting Service, is eligible to retire on a special early retirement allowance on the first day of the calendar month next following termination of employment, which date shall be his Special Early Retirement Date.

         (c) Benefit if Retiring under Section 4.02(a) - Except as hereinafter provided and prior to adjustment in accordance with Section 4.04(a), the early retirement allowance payable upon retirement in accordance with Section 4.02(a) shall be a deferred allowance commencing on the Member's Normal
              Retirement Date and shall be equal to the normal retirement allowance computed in accordance with Section 4.01(b) on the basis of his Average Final Compensation (or Earnings, if applicable) and Years of Benefit Service prior to the time of early retirement.

              The Member may, however, elect to receive an early retirement allowance commencing with his Early Retirement Date or the date specified in his later request therefor in a reduced amount which shall be equal to such deferred allowance prior to the reduction to be made to the Current Service Benefit on account of the Social Security Benefit, if applicable, reduced by 1/4 of 1 percent per month for each month by which the commencement date of his retirement allowance precedes his Normal Retirement Date.

              The reduction to be made on account of the Social Security Benefit shall be determined on the assumption that the Member had no earnings after his Early Retirement Date and, if retirement allowance payments commence prior to the Member's Normal Retirement Date, shall not be made until such time as the Member is or would upon proper application first be entitled to receive said Social Security Benefit.

         (d) Benefit if Retiring under Section 4.02(b) - Except as hereinafter provided and prior to adjustment in accordance with Section 4.04(a), the special early retirement allowance shall be an immediate allowance commencing on the Member's Special Early Retirement Date and shall be equal to the following:

              (i) In the case of a Member whose Special Early Retirement Date occurs at or after age 60 with fifteen Years of Vesting Service, the immediate allowance shall be equal to the normal retirement allowance under Section 4.01(b) earned up to the Member's Special Early Retirement Date (prior to the reduction to be made to the Current Service
                   Benefit on account of the Social Security Benefit, if applicable), computed on the basis of his Average Final Compensation (or Earnings, if applicable) and Years of Benefit Service at Special Early Retirement Date; or

              (ii) In the case of a Member whose Special Early Retirement Date occurs at or after age 55 but prior to age 60 with fifteen Years of Vesting Service, the special early retirement allowance shall be a deferred allowance commencing on the first day of the calendar month coincident with or next the 60th anniversary of his birth and shall be following equal to the normal retirement allowance under Section 4.01(b) earned up to the Member's Special Early Retirement Date (prior to the reduction to be made to the Current Service Benefit on account of the Social Security Benefit, if applicable), computed on the basis of his Average Final Compensation (or Earnings, if applicable) and Years of Benefit Service at Special Early Retirement Date. The Member, may, however, elect to receive a special early retirement allowance commencing with his Special Early Retirement Date or the date specified in his later request therefore in a reduced amount which shall be equal to such deferred allowance reduced by 5/12 of 1 percent for each month by which the commencement date of his retirement allowance precedes the first day of the calendar month coincident with or next following the 60th anniversary of his birth.

              A Member may elect to defer commencement of his special early retirement allowance to any date after the first day of the calendar month coincident with or next following the 60th anniversary of his birth, up to an including his Normal Retirement Date. If the Member elects to defer commencement of his special early retirement allowance, the amount of such retirement allowance shall not be increased to reflect such later commencement date.

              The reduction to be made on account of the Social Security Benefit, if applicable, shall be determined on the assumption that the Member has no earnings after his Special Early Retirement Date and, if retirement allowance payments commence prior to the Member's Normal Retirement Date, shall not be made until such time as the Member is or would upon proper application first be entitled to receive said Social Security benefit.

4.03     VESTED BENEFIT

         (a) Eligibility - On or after December 31, 1986, a Member who has not reached his Normal Retirement Date shall be entitled to a vested benefit if his services are terminated for reasons other than death or early retirement after he has completed five Years of Vesting Service.

         (b) Benefit - Prior to adjustment in accordance with Section 4.04(a), the vested benefit payable to a Member who terminates employment shall be a deferred benefit commencing on the former Member's Normal Retirement Date and shall be equal to the normal retirement allowance computed in accordance with section 4.01(b) on the basis of his Average Final Compensation (or Earnings, if applicable) and Years of Benefit Service at date of termination, with the Social Security Benefit determined on the assumption that he continued in service to his Normal Retirement Date at his rate of Compensation in effect as of his date of termination. If a former Member had completed at least 10 Years of Vesting Service on the date he terminated service, he may elect to receive a benefit commencing on the first day of the calendar month next following the 55th anniversary of his birth or a later date specified in his request therefor, after receipt by the Administrative Committee of written application therefor made by the former Member and filed with the Administrative
              Committee. Upon such earlier payment, the vested benefit will be reduced by 1/180th for each month up to 60 by which the commencement date of such payments precedes the former
              Member's Normal Retirement Date and further reduced by 1/360th for each such month in excess of 60.

4.04     OPTIONAL FORMS OF BENEFIT AFTER RETIREMENT

         (a) (i) Automatic Joint and Survivor Option applicable to Current Service Benefit - Unless the Member or the former Member elects otherwise, the immediate retirement allowance attributable to Section 4.01(b)(i) payable to a Member who retires under Section 4.01 or Section 4.02, or the vested benefit attributable to Section 4.01(b)(i) payable to a former Member whose service is terminated under
                   Section 4.03, shall be equal to the retirement allowance or vested benefit attributable to Section 4.01(b)(i), computed in accordance with Section 4.01, 4.02, or 4.03, as the case may be, and multiplied by the appropriate factor contained in Table 1 of Appendix A; such retirement allowance or vested benefit shall be payable during the retired Member's or former Member's life with the provision that after his death a benefit at one-half the rate of the reduced retirement allowance or vested benefit payable to the retired Member or former Member shall automatically be paid during the life of, and to, his spouse, if any; provided, however, in the case of a Member who retires on his Deferred Retirement Date, the appropriate factor shall be determined as of his Normal Retirement Date. It shall also be provided hereunder that the spouse shall have been married to the Member on his retirement date or married to the former Member on the date on which benefit payments to the former Member commence; and provided further that the spouse of a former Member shall not be entitled to receive a benefit (other than provided in Section 4.05) unless the Member or former Member's death occurs after the first day of the month in which his first benefit payment is due or, in the case of a former Member whose vested benefit has not commenced, unless his death occurs after his Normal Retirement Date. In the case of a Member who retires on his Normal Retirement Date or Deferred Retirement Date and who dies before his retirement allowance commences, his spouse shall be entitled to receive a benefit after his death as provided in Section 4.05(d).

                   If the former Member who is entitled to a vested benefit under Section 4.03 does not wish to provide a benefit to his spouse after his death as provided above, he shall make an election, in accordance with the provisions of
                   Section 4.04(d), to provide that the vested benefit attributable to Section 4.01(b)(i) payable to him under
                   Section 4.03 shall be in the form of a lifetime benefit payable during his own lifetime with no further benefit payable after his death. If a retired Member who is entitled to a retirement allowance under Section 4.01 or
                   Section 4.02 does not wish to provide a benefit to his spouse after his death as provided above, he shall make an election, in accordance with the provisions of Section 4.04(d), to provide that the retirement allowance payable to him attributable to Section 4.01(b)(i) under Section
                   4.01 or Section 4.02 shall be in the form of a lifetime benefit payable during his own lifetime with no further benefit payable after his death unless he makes an election in accordance with Section 4.04(b) or Section 4.04(c) of the Plan.

              (ii) Automatic joint and survivor benefit applicable to Past
                   Service Benefit - Unless the Member or the former Member elects otherwise in accordance with the provisions of
                   Section 4.04(d), the retirement allowance attributable to
                   Section 4.01(b)(ii) payable to a Member who retires under
                   Section 4.01 or Section 4.02, or the vested benefit attributable to Section 4.01(b) (ii) payable to a former Member under Section 4.03, shall be computed in accordance with Section 4.01, 4.02 or 4.03, as the case may be, and shall be payable during the retired Member's or former Member's life with the provision that after his death a benefit at one-half the rate of such retirement allowance or vested benefit payable to the retired Member or former Member shall automatically be paid during the life of, and to, his spouse; provided, however, that the spouse shall have been married to the Member or former Member on the date on which benefit payments to the retired Member or former Member commence; and provided further that the spouse shall not be entitled to receive a benefit unless the former

                   Member's death occurs after the first day of the month in which his first benefit payment is due or, in the case of a former Member whose vested benefit has not commenced, unless his death occurs after his Normal Retirement Date.

              Not more than 90 days before the date of commencement of his benefit, the Administrative Committee shall notify each married Member or married former Member of the general terms and conditions of the Automatic Joint & Survivor Option as described above and the financial effect of an election to receive, in place thereof, a lifetime benefit payable to him during his own lifetime with no further benefit payable after his death. If, prior to the date of commencement of his benefit, a married Member or married former Member exercises his right to file a written request with the Administrative Committee for detailed information as to (i) the amount of his retirement allowance or vested benefit payable on an Automatic Joint & Survivor Option basis and (ii) the amount payable on a lifetime basis, then the period during which he may elect to receive his retirement allowance or vested benefit on a lifetime basis shall be extended, if necessary, to include the 60 days following receipt by the Member or former Member of such information.

              A married Member entitled to, but not in receipt of, a vested benefit as of August 23, 1984 who terminated service prior to January 1, 1976 shall have his vested benefit payable in the form of the Automatic Joint and Survivor Option as described in Section 4.04(a)(ii) above, unless he elects otherwise in accordance with the provisions of Section 4.04(d) prior to the date as of which his vested benefit commences.

              If a Member is not married on the date his benefit payments commence, his retirement allowance or vested benefit shall be in the form of a lifetime benefit payable during his own lifetime with no further benefit payable after his death unless the Member is eligible for and makes an election in accordance with Section 4.04(c) of the Plan.

         (b) Spouse's Contingent Annuitant Option - Any Member who retires from active service under Section 4.01 or Section 4.02 and who elects not to receive the optional form of benefit under
              Section 4.04(a)(i) may elect to convert the retirement allowance attributable to Section 4.01(b)(i), prior to any optional modification under said Section 4.04(a)(i), into one of the following alternative benefits payable to him and his surviving spouse, provided the Member and his spouse are married at the time such election is made. It is provided that:

              (i) the retirement allowance attributable to Section 4.01(b)(i) payable to the Member and his spouse under Option I below shall not be less than the retirement allowance that would have been payable without optional modification at retirement under Section 4.01 or Section 4.02 multiplied by the appropriate factor contained in Table 3 of Appendix A, and

(ii) the retirement allowance attributable to Section 4.01(b)(i) payable to the Member and his spouse under Option II below shall not be less than the retirement allowance that would have been payable if the Member had elected Option 1 under Section 4.04(c).

             Option I - In order to provide a lifetime benefit to his surviving spouse equal to 50% of the retirement allowance attributable to
             Section 4.01(b)(i) without optional modification otherwise payable to the Member at retirement under Section 4.01 or Section 4.02, the Member shall elect to receive a reduced retirement allowance payable during his own lifetime equal to 90% of the retirement allowance attributable to Section 4.01(b)(i), without optional modification, otherwise payable to him under said Section.

             If the spouse is more than five years older than the Member, the reduced retirement allowance payable to the Member shall be increased for each such additional year in excess of five years, but for not more than 20 years, by one-half of 1%. of the retirement allowance payable to the Member prior to optional modification. If the spouse is more than five years younger than the Member, the reduced retirement allowance payable to the Member shall be further reduced for each such additional year in excess of five years by one-half of 1% of the retirement allowance payable to the Member prior to optional modification.

             Option II - In order to provide a lifetime benefit to his surviving spouse equal to the Member's retirement allowance as herein reduced, the Member shall elect to receive a reduced retirement allowance payable during his own lifetime equal to 80% of the retirement allowance attributable to Section 4.01(b)(i) and payable to him at retirement under Section 4.01 or Section 4.02.

             If the spouse is more than five years older than the Member, the reduced retirement allowance payable to the Member shall be increased for each such additional year in excess of five years, but for not more than 20 years, by 1% of the retirement allowance payable to the Member prior to optional modification. If the spouse is more than five years younger than the Member, the reduced retirement allowance payable to the Member shall be further reduced for each such additional year in excess of five years by 1% of the retirement allowance payable to the Member prior to optional modification.

  (c) Standard Contingent Annuity Option - Any Member who retires from active service under Section 4.01 or Section 4.02 and who was not eligible for or elected not to receive the optional form of benefit under Section 4.04(a) may elect, in accordance with the provisions of Section 4.04(d), to convert the retirement allowance attributable to Section 4.01(b)(i) and/or Section 4.01(b)(ii) otherwise payable to him under Section 4.01 or Section 4.02 into one of the following alternative options. If the contingent annuitant selected is other than the Member's spouse, the reduced retirement allowance payable to the Member shall in no event be less than 50% of the retirement allowance which would otherwise be payable to the Member prior to optional modification. The optional benefit elected shall be the retirement allowance without optional modification otherwise payable to the Member under
            Section 4.01 or Section 4.02, multiplied by the appropriate factor contained in Appendix A.

            Option 1 - A reduced retirement allowance payable during the 4 Member's life, with the provision that after his death it shall be paid during the life of, and to, the contingent annuitant designated by him; or

            Option 2 - A reduced retirement allowance payable during the Member's life with the provision that after his death an allowance at one-half (or any other percentage approved by the Administrative Committee) of the rate of his reduced allowance shall be paid during the life of, and to, the contingent annuitant designated by him.

            Option 3 - A reduced retirement allowance payable during the member's life with the provision that if he should die prior to receiving 120 monthly benefit payments, the balance of such payments shall be paid to the beneficiary designated by him, or to his legal representative if there is no surviving designated beneficiary. Option 3 may not be elected if the payment period would extend beyond the combined life expectancy of the Member and his beneficiary.

  (d)       Any election made under Section 4.04(a), Section 4.04(b) or
            Section 4.04(c) shall be made on a form approved by the Administrative Committee. Any such election shall become effective 30 days before the due date of the first payment of the retirement allowance or vested benefit provided the appropriate form is filed with and received by the Administrative Committee not less than 30 days before said due date. In the case of a Member retired early under Section 4.02 of the Plan with the payment of the early retirement allowance deferred to commence at a date later than his Early Retirement Date, the survivor's benefits applicable before retirement under Section 4.05 of the Plan shall apply for the period between his Early Retirement Date and the effective date of any election of an optional form of benefit under Section 4.04. The provisions of this Section 4.04(d) shall be administered to accommodate such an early retired Member under rules uniformly applicable to all Members similarly situated.

              A married Member's or a married former Member's election made on or after January 1, 1985 of a life only form of payment under
              Section 4.04(a), or any form of payment under Section 4.04(c) which does not provide for monthly payments to his spouse for life after the Member's or former Member's death in an amount equal to at least 50% but not more than 100% of the monthly amount payable under that form of payment to the Member or former Member, shall be effective only if (i) it is made within 90 days of benefit commencement, and (ii) his spouse's consent to the election has been received by the Administrative Committee. The spouse's consent shall (A) be witnessed by a notary public or in accordance with uniform rules of the Administrative Committee, by a Plan representative, (B) acknowledge the effect on the spouse of the Member's or former Member's election of such form of payment, and (C) apply to a specific nonspouse beneficiary (or a class of beneficiaries).

              The requirement for spouse's consent may be waived by the Administrative Committee in accordance with applicable law in the event that the Member's spouse cannot be located.

              Any election made under Section 4.04(a), Section 4.04(b) or
              Section 4.04(c), after having been filed, may be revoked or changed by the Member only by written notice received by the Administrative Committee before the election becomes effective; provided, however, that a married Member may revoke or make an election under Section 4.04(a) any time prior to the date his retirement allowance or vested benefit commences. If, however, the Member or the spouse or the contingent annuitant or the beneficiary designated in the election dies before the election has become effective, the election shall thereby be revoked.

              The benefit payable in accordance with Section 4.04(a), Section 4.04(b) or Section 4.04(c) to the designated spouse or contingent annuitant or beneficiary of a Member or former Member in receipt of a retirement allowance whose death occurs prior to the age at which the Member or former Member is, upon-proper application, first entitled to receive his Social Security Benefit, if applicable, shall be based upon the appropriately reduced retirement allowance which is or would be payable to the Member or former Member after he attained such age.

4.05     OPTIONAL FORMS OF BENEFIT BEFORE RETIREMENT

         The term Beneficiary for purposes of this Section 4.05 shall mean any person designated by the Member to receive benefits payable under this Section; provided, however, that, for any married Member who is first eligible for or continues to be eligible for the coverage provided under this Section 4.05 on and after August 23, 1984, the term "Beneficiary" shall automatically mean the Member's spouse and any prior designation to the contrary will be canceled, unless the Member designates otherwise. An election on or after January 1, 1985 of a non-spouse Beneficiary by a married Member shall be effective only if the Member's spouse consents to such designation and such consent has been received by the

Administrative Committee. The spouse's written consent shall be witnessed by a notary public or, in accordance with uniform rules of the Administrative Committee, by a Plan representative and shall acknowledge the effect on the spouse of the Member's Beneficiary designation. This requirement for spouse's consent may be waived by the Administrative Committee in accordance with applicable law in the event that the Member's spouse cannot be located. If the Member dies without an effective designation of Beneficiary, the Member's Beneficiary for purposes of this Section 4.05 shall automatically be the Member's spouse, if any. The Administrative Committee shall resolve any questions arising hereunder as to the meaning of Beneficiary on a basis uniformly applicable to all Members similarly situated.

    (a) Death in Service Benefit applicable to Past Service Benefit - In the event of the death prior to the date payments commence of a Member who was a participant of the Plan on December 31, 1975, his spouse to whom he was married not less than one year prior to his date of death shall be entitled to receive a benefit equal to one-half of the Member's retirement allowance attributable to Section 4.01(b)(ii), commencing on what would have been the Member's Normal Retirement Date, or commencing on the first day of the month following the death of the Member, if later, and continuing during the life of such spouse; provided, however, that if a Member dies prior to his Normal Retirement Date, his spouse can elect, by written application filed with the Administrative Committee, to have such payments begin as of the first day of any month following the Member's date of death and prior to what would have been the Member's Normal Retirement Date.

    (b) Death in Service Option applicable to Current Service Benefit for Members eligible for Vested Benefits - On and after December 31 1986, the spouse of a Member shall be eligible for a benefit payable to, and for the lifetime of, such spouse if the Member should die:

         (i) while in active service after completing five Years of Vesting Service but prior to becoming eligible for early retirement in accordance with Section 4.02(a), provided that the Member had not, by timely written notice to the Pension Administrative Committee and with his spouse's written consent, elected to waive such benefit, or

         (ii) after termination of employment on or after August 23, 1984 with entitlement to a vested benefit attributable to Section 4.01(b)(i), but prior to the earlier of the date such benefit commences or his Normal Retirement Date, provided that the Member had not, by timely written notice to Pension Administrative Committee and with his spouse's written consent, elected to waive such benefit.

         The benefit payable to the spouse under this paragraph (b) shall begin as of the month in which the Member's Normal Retirement Date would have occurred. However, in the case of the death of any eligible Member, who had completed 10

         Years of Vesting Service prior to attaining his Normal Retirement Date, the spouse may elect to begin receiving payments as of any month following the month in which the Member's 55th birthday would have occurred (or following the month in which his date of death occurred, if later) and prior to what would have been his Normal Retirement Date.

         Prior to its reduction set forth below, if applicable, the benefit payable to the spouse covered under this Section 4.05(b) shall be equal to the amount of benefit the spouse would have received if the vested benefit attributable to Section 4.01 (b)(i) to which the Member was entitled at his date of death had commenced as of the month in which his Normal Retirement Date would have occurred in accordance with Section 4.04(a)(i), and the Member had died immediately thereafter. However, if the spouse elects early commencement, the amount of benefit payable to the spouse shall be based on the amount of vested benefit to which the Member would have been entitled if he had requested benefit commencement at that earlier date, reduced in accordance with Section 4.03(b).

         The retirement allowance attributable to Section 4.01(b)(i) payable to a Member whose spouse is covered under Section 4.05(b)(ii) or, if applicable, the benefit payable under Section 4.05(b)(ii) to his spouse upon his death, shall be equal to the vested benefit to which he would otherwise be entitled, reduced by the applicable percentages shown below for the period, or periods, that coverage under Section 4.05(b)(ii) was in effect:

                       Annual Reduction for Spouse's Coverage
                                 After Termination of
                           Employment Other Than Retirement


               Age                                         Reduction
               ---                                         ---------

               60 and over                                 1% per year
               55 - 59                                     5/10 of 1% per year
               50 - 54                                     3/10 of 1% per year
               40 - 49                                     2/10 of 1% per year
               Prior to 40                                 1/10 of 1% per year

         Such annual reduction shall be prorated to include months in which coverage was in effect for at least one day. Under rules uniformly applicable to all Employees similarly situated, the reduction will be waived until the Employee is given a reasonable period of time to waive such coverage and thereby avoid the charge.

         Coverage under Section 4.05(b)(i) shall become effective on the later of the date a Member completes the eligibility requirement for a vested benefit or the date the Member marries. Coverage under Section 4.05(b)(ii) shall become effective on the later of the date a Member terminates employment on or after August 23, 1984 under Section 4.03(a) or the date the Member marries. Except in the event of a waiver or revocation as described in paragraph (f) of this Section 4.05, coverage under this Section 4.05(b) shall cease on the earlier of (i) the date the Member meets the eligibility requirements of
         Section 4.05(c), (ii) the date such Member's marriage is legally dissolved by a divorce decree, or (iii) the date such Member's spouse dies. If the Member or his spouse dies prior to the time such coverage becomes effective, no benefit shall be payable.

    (c) Death in Service Option applicable to Current Service Benefit for Members Eligible for Early Retirement -

         (i) The Beneficiary of a Member who has reached the 55th anniversary of his birth and completed 10 Years of Vesting Service shall automatically receive a retirement allowance in the event said Member should die after the effective date of coverage hereunder and before his Early, Special Early or Normal Retirement Date.
              In the case of a Member retired early under Section 4.02 of the Plan with the payment of the early or special early retirement allowance deferred to commence at a date later than his Early or Special Early Retirement Date, the provisions of this Section 4.05(c) shall also apply to the period between his Early or Special Early Retirement Date and the effective date of any election of an optional form of benefit under Section 4.04 of the Plan, provided the Member does not waive coverage under this
              Section 4.05(c).

              The benefit payable to the Beneficiary shall be equal to one-half of the amount of the Member's retirement allowance under Section 4.01(b)(i) accrued to the date of his death which would have been payable if the Member had retired on his Normal Retirement Date, computed pursuant to and effective election of Option 1 under
              Section 4.04(c) with his Beneficiary nominated as his contingent annuitant, reduced by one-half of 1% per year for each year between the date on which coverage hereunder became effective and the date of his death. Notwithstanding anything to the contrary herein contained, if the Beneficiary is the Member's Spouse, the benefit payable to such spouse under this Section 4.05(c)(i) shall not be less than the benefit said spouse would have received under Section 4.04(a) had the Member been retired on the first day of the month following the month in which he dies. Coverage hereunder shall be effective on the earlier of (1) the date the Member elected coverage under the provisions of the Plan as in effect prior to August 23, 1984, or (2) August 23, 1984 or, if later, the date the Member first meets the eligibility requirements described in this Section 4.05(c). In the case of a married Member, coverage under Section 4.05(b) shall cease on the date coverage under this Section 4.05(c) is effective, as set forth in the preceding sentence.

         (ii) 1% Election - In lieu of the benefit described in subparagraph
              (i) above, an eligible Member may elect to reduce the retirement allowance attributable to Section 4.01(b)(i), otherwise payable to him under Section 4.01 or Section 4.02, by 1% per year to provide a benefit payable to his Beneficiary upon his death (1) in active service, or (2) during the period between his Early Retirement Date and the effective date of any election of an optional form of benefit under Section 4.04. This benefit shall be equal to the amount of the Member's retirement allowance under
              Section 4.01(b)(i) accrued to the date of his death which would have been payable if the Member had retired on his Normal Retirement Date, computed pursuant to an effective election of Option 1 under Section 4.04(c) with his Beneficiary nominated as his contingent annuitant, reduced by 1% per year for each year between the date on which the election became effective and the date of his death. If the Member does not make this election until after he is first eligible to do so, it shall become effective one year after the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee or on the date specified on such notice, if later. In the case of a married Member, coverage under Section 4.05(b) shall cease on the date coverage under this
              Section 4.05(c) is effective, as set forth in the preceding sentence.

              The benefit payable under this Section 4.05(c)(i) or (ii) shall be payable for the life of the Beneficiary commencing on what would have been the Member's Normal Retirement Date; provided, however, that the Beneficiary of the Member may elect, by written application filed with the Administrative Committee, to have such payments begin as of the first day of any month following the Member's date of death and prior to what would have been the Member's Normal Retirement Date. If the payment of the death benefit commences prior to what would have been the Member's Normal Retirement Date, the amount of such benefit shall be reduced to reflect such early commencement in accordance with the provisions of Section 4.02(c) or (d), whichever is applicable. Notwithstanding the foregoing, if the Beneficiary is not the Participant's surviving spouse, the benefit payable under this
              Section 4.05(c)(i) or (ii) shall commence no later than the December 31 of the calendar year after the year in which the Member died.

    (d)  Death in service option after Normal Retirement Date -

         (i) Automatic Spouse's Benefit - If a married Member reaches his Normal Retirement Date and does not retire from active service and if he should die after his Normal Retirement Date and before his Deferred Retirement Date, a benefit shall automatically be paid during the life of, and to, his spouse, if any.

              The benefit payable to the spouse shall be equal to one-half of the amount of the Member's normal retirement allowance accrued to his Normal Retirement Date, adjusted with respect to the benefit determined under Section 4.01(b)(i) as if the Member had elected Option 1 under Section 4.04(c) with his spouse as the contingent annuitant thereunder and as if the spouse had been the age she would have been on the 65th anniversary of the Member's birth. Notwithstanding anything to the contrary herein contained, the benefit payable to such spouse shall not be less than the benefit said spouse would have received under Section 4.04(a) had the Member been retired on his Normal Retirement Date.

              If a married Member does not wish to provide a benefit under this
              Section 4.05(d)(i) with respect to the benefit determined under
              Section 4.01(b)(i) payable to his spouse in the event of his death in active service before his Deferred Retirement Date, he shall make an election to waive such coverage. For such an election by a married Member to be effective, the Administrative Committee must have received a written consent to such election by the Member's spouse. This spouse's written consent shall be witnessed by a notary public or, in accordance with uniform rules of the Administrative Committee, by a Plan representative and shall acknowledge the effect on the spouse of such election.
              This requirement for spouse's consent may be waived by the Administrative Committee in accordance with applicable law in the event that the Member's spouse cannot be located.

         (ii) Other Options Available - If a Member reaches his Normal Retirement Date and does not retire from active service, such Member shall make an election indicating whether or not he wishes to provide that, if he should die after his Normal Retirement Date and before his Deferred Retirement Date, a benefit shall be paid during the life of, and to, any person designated by him.
              No married Member shall make an election under one of the following optional forms of benefits unless he has elected not to receive the benefit under Section 4.05(d)(i).

              No Death Protection - If a Member does not wish to provide a benefit payable to anyone with respect to the benefit determined under Section 4.01(b)(i) in the event of his death before Deferred Retirement Date, he shall so elect. In such event, no further benefit shall be payable to anyone after his death prior to his Deferred Retirement Date with respect to the benefit determined under Section 4.01(b)(i).

         100% Election - The Member may elect to reduce the normal retirement allowance to which he would otherwise be entitled at his Deferred Retirement Date under Section 4.01(b)(i) by one-half of 1% per year for each year between his Normal Retirement Date and the earliest of the Member's Deferred Retirement Date, the date the designated person dies, the date the Member dies, or the date the election is revoked as provided in Section 4.05(d). The benefit payable to the designated Beneficiary shall be equal to (1) the amount of the Member's normal retirement allowance accrued to his Normal Retirement Date, (2) reduced by one-half of 1% per year for each year between his Normal Retirement Date and the date of his death, and (3) further adjusted as if the Member had elected Option 1 under Section 4.04(c) at Normal Retirement Date with the designated person nominated as his contingent annuitant thereunder and as if the designated person had been the age he would have been on the 65th anniversary of the Member's birth.

         Post-65 Standard Contingent Annuity Option Election -The Member may elect to provide that, if he should die after his Normal Retirement Date and before his Deferred Retirement Date, a benefit shall be payable during the life of, and to, the Beneficiary designated by him. The benefit payable to the designated Beneficiary shall be equal to
         (1) one-half of the amount of the Member's normal retirement allowance accrued to his Normal Retirement Date, but adjusted as if the Member had elected Option 1 under Section 4.04(c) with the designated person nominated as his contingent annuitant thereunder and as if the designated person had been the age he would have been on the 65th anniversary of the Member's birth. Notwithstanding anything to the contrary herein contained, if the designated Beneficiary is the member's spouse, the benefit payable to such spouse under this election shall not be less than the benefit said spouse would have received under Section 4.04(a) had the Member been retired on his Normal Retirement Date.

         If a retired Member or a former Member is re-employed at or after his Normal Retirement Date, his rights with respect to the election of an optional form of benefit under the Plan shall be determined in accordance with Section 4.09(b).

         The benefit payable under this Section 4.05(d) shall commence no later than the December 31 of the calendar year after the year in which the Member died.

    (e) Election of coverage by former Members who terminated employment on or after January 1, 1976 and prior to August 23, 1984. Notwithstanding the provisions of Section 4.05(b), a former Member whose employment terminated on or after January 1, 1976 and prior to August 23, 1984, who is married and entitled to a vested benefit pursuant to the provisions of Section 4.03 but who is not yet in receipt thereof, may elect, prior to the commencement of such vested benefit, to have the provisions of Section 4.05(b) apply to him. Such coverage shall become effective on the first of the month coincident with or following the date the completed election form is received by the Administrative Committee.

    (f) Election Procedure - Any election made under Section 4.05 shall be made on a form approved by the Administrative Committee. The Administrative Committee shall furnish to each married Member a written explanation in nontechnical language which describes (i) the terms and conditions of the benefit payable to a Member's spouse under
         Section 4.05(b), (c) or (d), (ii) the Member's right to make, and the effect of, an election to waive the such benefit, (ii) the rights of the Member's spouse, and (iv) the right to make, and the effect of, a revocation of such a waiver. Such written explanation shall be furnished (i) in the case of a Member in active service, within the three-year period immediately preceding the first day of the Plan Year in which the Member would first complete the eligibility requirements for an early or normal retirement allowance, and (ii) in the case of a Member who terminates employment with entitlement to a vested benefit prior to age 35, as soon as practicable within the 12-month period beginning on his date of termination.

         An election to waive the spouse's benefit payable under Section 4.05(b), (c) or (d), or any revocation of that election, may be made at any time during the period which begins on the first day of the Plan Year in which the Member would first complete the eligibility requirements for an early or normal retirement allowance, and ends on the date payment of the Member's retirement allowance or vested benefit commences. However, in the case of a Member who has terminated employment, the period during which he may make an election to waive this spouse's benefit coverage with respect to his benefit accrued before his termination of employment shall begin not later than the date his employment terminates. An election to waive this spouse's benefit coverage or any revocation of that election shall be made on a form provided by the Pension Administrative Committee, and any such waiver of coverage shall require the written consent of the spouse, duly witnessed by a notary public, unless the spouse's consent is waived by the Pension Administrative Committee in accordance with applicable law in the event that the Member's spouse cannot be located. The election or revocation shall be effective when the completed form is filed with the Pension Administrative Committee.

         Any other election made under Section 4.05(c) or (d) may be changed or revoked either before or after it becomes effective. If the designated Beneficiary dies after the effective date of the election, the election is thereby canceled and there shall be no further reduction to the Member's retirement allowance for the period between the date of the designated Beneficiary's death and the Member's retirement date unless the Member makes a new election in accordance with this Section. Such Member is entitled to make a new election within 60 days following the designated Beneficiary's death or a subsequent marriage. Such new election will become effective on the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee. If the Member does not make a new election within said 60 days, any subsequent election shall become effective one year after the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee or on the date specified in such notice, if later.

         If the person designated in an election under Section 4.05(c) or (d) is the Member's spouse and if the Member's marriage to said spouse is legally dissolved by a divorce decree, the election shall be automatically revoked as of the effective date of the divorce decree. Such Member is entitled to make a new election within 60 days following the effective date of the divorce decree or a subsequent marriage. Such new election shall become effective on the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee. If the Member does not make a new election within said 60 days, any subsequent election shall become effective one year after the first day of the calendar month coincident with or next following the date the notice is received by the Administrative Committee or on the date specified in such notice, if later.

         If the Member dies prior to the time the election becomes effective, the election shall be revoked. Distributions will be made in accordance with the requirements of the regulations under
         Section 401(a)(9), including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed regulations.

4.06  MAXIMUM BENEFITS

     (a) The maximum annual normal, early retirement allowance, death in service benefit, or vested benefit attributable to Company contributions, payable after adjustment for any optional elections under Section 4.05(b), or Options 1 or 2 of Section 4.05(c), provided the Member's spouse is the designated contingent annuitant, when added to any retirement allowance attributable to contributions of the Company or an Affiliate provided to a Member under any other qualified defined benefit plan, shall be equal to the lesser of:

         (i)   $90,000 adjusted in accordance with regulations issued under
               Section 415 of the Internal Revenue Code by the Secretary of the Treasury or his delegate; provided, however, that each year in which such an adjustment is made, it shall not become effective prior to January 1 of such year, or

         (ii) the Member's average annual remuneration during the three consecutive Years of Benefit Service affording the highest such average, or during all of Years of Benefit Service if less than three years; provided that if the Member has not completed
               10 Years of Benefit Service, such maximum annual retirement allowance or vested benefit shall be reduced by the ratio which the number of Years of Benefit Service bears to 10.

     (b) If the benefit begins before the Member's social security retirement age (as defined in Section 415(b) of the Code), the $90,000 limitation set forth in this Section shall be reduced:

         (i) for the period between the Member's attainment of age 62 and the Member's social security retirement age, in a manner that is consistent with the reduction for old-age social security benefits commencing before such Member's social security retirement age;

         (ii) for the period before the month in which the Member attains age 62, actuarially in accordance with the an interest rate assumption which is the greater of 5% or the interest rate used in Appendix A and the mortality assumption used in Appendix A.

         In the case of a Member whose benefits hereunder commence after his attainment of social security retirement age, the $90,000 limitation in this Section shall be increased so that it is equivalent of such a benefit commencing at the Member's social security retirement age, using the interest rate assumption of the lesser of 5% or the interest rate used in Appendix A and the mortality assumption used in Appendix A.

     (c) In the case of a Member who is participating in The Scotts Company Profit Sharing and Savings Plan or any other defined contribution plan of an Affiliate, the maximum benefit limitation shall not exceed the adjusted limitation computed as follows:

         (i) Determine the "defined contribution fraction" as set forth in sub-paragraph (i) of the following paragraph (d).

         (ii) Subtract the result of (i) from one (1.0) with the result not to be less than zero.

         (iii) Multiply the dollar amount in Section 4.06(a)(i) by 1.25.

         (iv)  Multiply the amount described in Section 4.06(a)(ii) by 1.4.

         (v) Multiply the lesser of the result of (iii) or the result of (iv) by the result of (ii) to determine the adjusted maximum benefit limitation applicable to the Member.

     (d) For purposes of this Section 4.06(d)

         (i) The "defined contribution fraction" for a Member who is participating in The Scotts Company Profit Sharing and Savings Plan or any other defined contribution plans of an Affiliate shall be a fraction the numerator of which is the sum of the following:

               (A) Affiliates' contributions credited to the Member's accounts under any defined contribution plan or plans, including the amount of any contribution made on a Member's behalf on a salary reduction basis under any such plan qualified under
                    Section 401(k) of the Code.

              (B)   the Member's contributions to such plan or plans, and

              (C) any forfeitures allocated to his accounts under such plan or plans, but reduced by any amount permitted by regulations promulgated by the Commissioner of Internal Revenue; and the denominator of which is the lesser of the following amounts determined for each of the Member's Years of Vesting
                    Service:

              (D) 1.25 multiplied by the maximum dollar amount allowed by law for that year; or

              (E) 1.4 multiplied by 25% of the Member's remuneration for that year. At the direction of the Administrative Committee, the portion of the denominator of that fraction with respect to calendar years before 1983 shall be computed as the denominator for 1982, as determined under the law as then in effect, multiplied by a fraction the numerator of which is the lesser of:

              (F)   $51,875, or

              (G) 1.4 multiplied by 25% of the Member's remuneration for 1981, and the denominator of which is the lesser of:

              (H)   $41,500, or

              (I)   25% of the Member's remuneration for 1981;

         (ii) a "defined contribution plan" means a qualified pension plan which provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to that participant's accounts, subject to
               (iii) below;

         (iii) a "defined benefit plan" means any qualified pension plan which is not a defined contribution plan; however in the case of a defined benefit plan which provides a benefit which is based partly on the balance of the separate account of a participant, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a participant and as a defined benefit plan with respect to the remaining portion of the benefits under the plan; and

         (iv) the term "remuneration" for purposes of this Section 4.06 with respect to any Member shall mean the wages, salaries and other amounts paid to such Member by the Company for personal services actually rendered, determined after any reduction for contributions made on his behalf on a salary reduction basis under any plan qualified under Section 401(k) of the Internal Revenue Code, and shall include, without being limited to, bonuses, overtime payments and commissions; and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Internal Revenue Code.

    (e) Notwithstanding the preceding paragraphs of this Section, in no event shall a Member's annual retirement allowance or vested benefit payable under this Plan be less than the allowance or benefit which the Member had accrued under the Plan as of the end of the plan year beginning in 1982; provided, however, that in determining that benefit no changes in the terms and conditions of the Plan on or after July 1, 1982 shall be taken into account.

4.07 NO DUPLICATION

     There shall be deducted from any retirement allowance or vested benefit payable under this Plan the part of any pension or comparable benefit, including any lump sum payment, provided by employer contributions which the Company, or an Affiliate is obligated to pay or has paid to or under any pension plan or other agreement (except for any pension plan or other agreement which provides for the payment of that portion of any benefits accrued under the Plan but not payable from the Plan on account of
     Section 4.06 or other statutory limits) with respect to any service which is included in Years of Benefit Service for purposes of computation of benefits under this Plan.

4.08 PAYMENT OF BENEFITS

     Unless otherwise provided under an optional benefit elected pursuant to
     Section 4.04 or under the survivor's benefits available under Section 4.05, all retirement allowances, vested benefits or other benefits payable under the Plan will be paid in monthly installments as of the beginning of each month beginning with (i) the month in which a Member has reached his Normal Retirement Date and has retired from active service or (ii) the month in which a Member has reached his Deferred Retirement Date and has retired from active service or (iii) the month in which a Member upon proper application has requested commencement of his vested benefit or early retirement allowance or (iv) the month in which benefits under an optional benefit under Section 4.04 or the survivor's benefits under Section 4.05 become payable; and such monthly installments shall cease with the payment for the month in which the recipient dies. In no event shall a retirement allowance or vested benefit be payable to a Member who continues in or resumes active service with the Company or an Affiliate for any period between his Normal Retirement Date and Deferred Retirement Date, except as provided in Section 4.09(c)(i).

     In any case, upon direction of the Administrative Committee, a lump sum payment equal to the retirement allowance multiplied by the appropriate factor contained in Table 6 or 7 of Appendix A shall be made in lieu of any retirement allowance payable to a Member or his spouse or contingent annuitant, or any vested benefit payable to a former Member or his spouse, if the present value of such allowance or benefit amounts to $3,500 or less (as of the current and any prior distribution). In no event, however, shall that adjustment factor produce a lump sum that is less than the amount determined by using: (a) effective for distributions after April 18, 1995, the interest rate on 30-year Treasury securities for the January of the Plan Year that includes the date of distribution and the prevailing NAIC standard mortality table; and (b) effective for distributions on or before April 18, 1995, the interest rate assumption for immediate annuities used by the Pension Benefit Guaranty Corporation for valuing benefits for single employer plans that terminate on January 1 of the plan year in which the date of distribution occurs. The lump sum payment may be made at any time on or after the date the Member has terminated employment and prior to benefit commencement. Any lump sum distribution shall be paid in accordance with Section 4.11.

     In the event that the Administrative Committee shall find that a person to whom benefits are payable is unable to care for his affairs because of illness or accident or is a minor or has died, then, unless claim shall have been made therefor by a legal representative, duly appointed by a court of competent jurisdiction, the Administrative Committee may direct that any benefit payment due him be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment made shall be a complete discharge of the liabilities of the Plan therefor.

     Before any benefit shall be payable to a Member, a former Member, or other person who is or may become entitled to a benefit hereunder, such Member, former Member, or other person shall file with the Administrative Committee such information as it shall require to establish his rights and benefits under the Plan.

     Notwithstanding anything contained in the Plan to the contrary, the Plan retirement allowance or vested benefit of a Member shall commence not later than the April 1 following the calendar year in which he attains age 70-1/2 even if he continues to be a Member after such date.

4.09 REEMPLOYMENT OF FORMER MEMBER OR RETIRED MEMBER

     (a) Cessation of benefit payments. If a former Member or a retired Member entitled to or in receipt of a vested benefit or retirement allowance is reemployed by the Company or an Affiliate as an Employee, any benefit payments he is receiving shall cease. Notwithstanding the preceding sentence, if a retired Member is reemployed on a part-time basis, his benefit payments shall not be discontinued until he has completed a Year of Eligibility Service, measured from his date of reemployment.

     (b) Optional forms of retirement allowances

         (i) If the Member is reemployed after his Normal Retirement Date and his benefit payments are discontinued, any previous election of an optional benefit in effect shall continue in effect and, in the event of the Member's death during reemployment, any payments under such effective optional benefit election shall commence.

         (ii) If the Member is reemployed prior to his Normal Retirement Date and his benefit payments are discontinued, any previous election of an optional benefit under Section 4.04 or the survivor's benefits under Section 4.05 shall be revoked and the terms and conditions of subparagraph (iii) of this Section 4.09(b) shall apply.

         (iii) Any Member described in subparagraph (ii) above who is at least age 55 with 10 or more Years of Vesting Service when he is reemployed prior to Normal Retirement Date shall, with respect to the vested benefit or retirement allowance earned prior to his reemployment and with respect to any additional benefits earned during reemployment, be covered by the provisions of
               Section 4.05(c). Coverage under Section 4.05(c) shall be effective on the first day of the calendar month coincident with or next following the date of his reemployment and any previous election shall remain in effect until such date. If, within 30 days after reemployment, the Member elects coverage under
               Section 4.05(c)(ii), in lieu of coverage under
               Section 4.05(c)(i), such coverage shall be effective as of the first day of the calendar month coincident with or next following the date of his reemployment. If the Member does not make an election under Section 4.05(c)(ii) within 30 days after his reemployment prior to Normal Retirement Date or he waives such coverage, any later election shall become effective one year after the first day of the calendar month coincident with or next following the date notice is received by the Administrative Committee or on the date specified in such notice, if later.

               Any former Member described in subparagraph (ii) above who is less than age 55, but who has completed 10 or more Years of Vesting Service at such reemployment, shall be covered by the provisions of Section 4.05(b) until he attains age 55, and such coverage shall be effective on the first day of the calendar month coincident with or next following the date of his reemployment; any previous election shall remain in effect until such date. Such former Member shall be covered by the provisions of Section 4.05(b) and shall be eligible for coverage under
               Section 4.05(c) upon attaining age 55, and such coverage shall be in accordance with the provisions of such Sections and shall apply with respect to his vested benefit earned prior to his reemployment, as well as any additional benefits earned during reemployment.

     (c) Benefit payments at subsequent termination or retirement

         (i) If the Member is reemployed after his Normal Retirement Date and his benefit payments are discontinued pursuant to
               Section 4.09(a), payment of the same vested benefit or retirement allowance he was receiving or to which he was entitled at reemployment shall be resumed or shall begin at his subsequent termination of employment or retirement occurring not later than his Deferred Retirement Date. However, in accordance with the procedure established by the Administrative Committee on a basis uniformly applicable to all Employees similarly situated, his monthly benefit payments shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations
               Section 2530.203-3, to reflect the amount of the monthly benefits that would have been payable, had he not returned to service, with respect to each month during the reemployment period in which he is not credited with at least eight days of service.

         (ii) If the Member is reemployed prior to his Normal Retirement Date and his benefit payments are discontinued, either immediately or upon completion of one Year of Eligibility Service, the Administrative Committee shall, in accordance with rules uniformly applicable to all persons similarly situated, determine the amount of vested benefit or retirement allowance which shall be payable to such Member upon his subsequent termination of employment or retirement. Such vested benefit or retirement allowance shall not be less than the original amount of vested benefit or retirement allowance previously earned by such Member in accordance with the terms of the Plan in effect during such previous employment plus any additional vested benefit or retirement allowance earned during his period of reemployment, adjusted in accordance with the provisions of Section 4.05(b)(ii), Section 4.05(c) or
               Section 4.05(d), if applicable. Notwithstanding anything to the contrary contained in this Plan, the vested benefit or retirement allowance for Years of Benefit Service credited prior to the date of reemployment shall not be re-calculated or increased unless and until the Member has completed a Year of Eligibility Service and, in such event, the re-calculated vested benefit or retirement allowance shall be reduced by an amount determined by dividing the sum of any payments previously received by the former Member or retired Member by the appropriate factor contained in Table 6 of Appendix A.

     (d) Questions relating to reemployment of former Members or retired Members. If, at subsequent termination of employment or retirement, any question shall arise under this Section 4.09 as to the calculation or re-calculation of a reemployed former Member's or retired Member's vested benefit or retirement allowance or election of an optional form of benefit under the Plan, such question shall be resolved by the Administrative Committee on a basis uniformly applicable to all Members similarly situated.

4.10 TOP-HEAVY PROVISIONS

     (a) For purposes of this Section 4.10, the Plan shall be "top-heavy" with respect to any plan year beginning on or after January 1, 1984 if, as of the last day of the preceding plan year, the present value of the cumulative accrued benefits under the Plan for "key employees" exceeds 60 per cent of the present value of the cumulative accrued benefits under the Plan for all Employees or former Employees, determined as of the applicable "valuation date". For purposes of this Section 4.10, "valuation date" shall mean the date as of which annual plan costs are or would be computed for minimum funding purposes with respect to such preceding plan year. The determination as to whether an Employee or former Employee will be considered a "key employee" shall be made in accordance with the provisions of Section 416(i)(1) and (5) of the Internal Revenue Code and any regulations thereunder, and, where applicable, on the basis of the Employee's or former Employee's remuneration from the Company or an Affiliate as reported on Form W-2 for the applicable Plan Year. The present value of accrued benefits shall be computed in accordance with Section 416(g)(3) and (4)(B) of the Internal Revenue Code on the basis of the same mortality and interest rate assumptions used to value the Plan. For purposes of determining whether the Plan is top-heavy, the present value of accrued benefits under the Plan will be combined with the present value of accrued benefits or account balances under any other qualified plan of the Company or an Affiliate (including any plan terminated in the current Plan

         Year or in any of the four preceding Plan Years) in which there are participants who are key employees or which enables this Plan to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code, and, in the Company's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan of the Company or an Affiliate in which all participants in that plan are non-key employees, provided that the resulting aggregation group will continue to qualify under Section 401(a)(4) and 410 of said Code. A Member's accrued benefit in a defined benefit plan will be determined under a uniform accrual method which applies in all defined benefit plans maintained by the Employer and all Affiliates or, where there is not such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

     (b) The following provisions shall be applicable to Members for any plan year with respect to which the Plan is top-heavy:

         (i) In lieu of the vesting requirements specified in Section 4.03, the following vesting schedule shall apply:

                   Years of Vesting Service            Percentage Vested
                   ------------------------            -----------------

                      Less than 2 years                          0%
                           2 years                              20
                           3 years                              40
                           4 years                              60
                           5 or more years                     100


         (ii) The accrued benefit of a Member who is a non-key employee shall not be less than two per cent of his "average remuneration" multiplied by the number of Years of Vesting Service, not in excess of 10, during the plan years for which the Plan is top heavy. Such minimum benefit shall be payable at a Member's Normal Retirement Date. If payments commence at a time other than the Member's Normal Retirement Date, the minimum accrued benefit shall be of equivalent actuarial value to such minimum benefit, as determined on the basis of the actuarial assumptions stated in Section 4.10(a) above. For purposes of this
               Section 4.10(b), "average remuneration" shall mean the average annual remuneration of a Member, based on amounts reported on Form W-2, for the five consecutive Years of Vesting Service after December 31, 1983 during which he received the greatest aggregate remuneration from the Company or an Affiliate, excluding any remuneration for service after the last plan year with respect to which the Plan is top-heavy.

         (iii) The multiplier "1.25" in Subsections (c)(iii) and (d)(i)(D) of Section 4.06 shall be reduced to "1.0", and the dollar amount "$51,875" in Subsection (d)(i)(F) of Section 4.06 shall be reduced to "$41,500."

     (c) If the Plan is top-heavy with respect to a plan year and ceases to be top-heavy for a subsequent plan year, the following provisions shall be applicable:

         (i) The accrued benefit in any such subsequent plan year shall not be less than the minimum accrued benefit provided in
               Section 4.10(b)(ii) above, computed as of the end of the most recent plan year for which the Plan was top-heavy.

         (ii) If a Member has completed less three Years of Vesting Service on or before the last day of the most recent plan year for which the Plan is top-heavy, the vesting provisions of Section 4.03 shall again be applicable; provided, however, that in no event shall the vested percentage of a member's accrued benefit be less than the percentage determined under Section 4.10(b)(i) above as of the last day of the most recent plan year for which the Plan was top-heavy. Any Member with three or more Years of Vesting Service at the time the Plan ceases to be top- heavy may elect to have the vesting schedule contained in the Section remain applicable.

4.11 ELECTIVE ROLLOVERS

     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have all or any portion of an lump sum distribution (except to the extent such distribution is required under Section 401(a)(9) of the
     Code) made on or after January 1, 1993 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     The following definitions will apply for purposes of this section:

     (a) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (b) Distributee: A distributee includes an Employee or former Employee. In addition, the Spouse or Surviving Spouse of an Employee or former Employee is a distributee with regard to the interest of the Spouse or Surviving Spouse.

     (c) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

4.12  MERGER OF STERN'S MIRACLE-GRO PRODUCTS, INC. DEFINED BENEFIT PENSION PLAN

      The additional terms and options in Appendix C shall apply to the benefit of a former participant in the Stern's Miracle-Gro Products, Inc. Defined Benefit Pension Plan.


                          ARTICLE 5 - ADMINISTRATION OF PLAN

5.01 The responsibility for carrying out all phases of the administration of the Plan, except those phases connected with the management of assets, shall be placed in a Administrative Committee appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors may also designate alternate members to act in the absence of the regular members. The Board of Directors shall designate a Chairman of the Administrative Committee from among the regular members and a Secretary who may be, but need not be, one of its members. Any member of the Administrative Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Administrative Committee.

5.02 The Administrative Committee is designated as a named fiduciary within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974.

5.03 The Administrative Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may determine. The action of at least a majority of the members, or alternate members, of such Committee expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of such Committee at the time in office. No member of the Committee shall receive any compensation for his service as such.

5.04 The Administrative Committee may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf; may retain counsel, employ agents and such clerical, accounting and actuarial services as it may require in carrying out the provisions of the Plan for which it has responsibility; may allocate among its members or to other persons all or such portion of its duties hereunder as it, in its sole discretion, shall decide.

5.05 Subject to the limitations of the Plan, the Administrative Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Administrative Committee shall have the exclusive right, except as to matters which the Board of Directors from time to time may reserve to itself, to interpret the Plan and to decide any and all matter arising hereunder, including the right to remedy possible ambiguities, inequities, inconsistencies or omissions. The Administrative Committee shall also have the right to exercise powers otherwise exercisable by the Board of Directors hereunder to the extent that the exercise of such powers does not involve the management of Plan assets nor, in the judgment of the Administrative Committee, a substantial number of persons. In addition, where the number of persons is deemed to be substantial, the Administrative Committee shall have the further right to exercise such powers as may be delegated to the Administrative Committee by the Board of Directors.

      Subject to applicable Federal and State Law, all interpretations, determinations and decisions of the Administrative Committee or the Board of Directors in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby.

5.06 The Investment Committee appointed from time to time by the Board of Directors shall be responsible for managing the assets under the Plan. Said Committee is designated a named fiduciary of the Plan within the meaning of Section 402(a) of the Employee Retirement Income Security Act of 1974, and, shall have the authority, powers and responsibilities delegated and allocated to it by resolutions of Board of Directors, including, but not by way of limitation, the authority to establish one or more trust for the Plan pursuant to trust instrument(s) approved or authorized by the Committee -- subject to the provisions of such trust instrument(s) -- to

         (i) provide direction to the trustee(s) thereunder, including, but not by way of limitation, the direction of investment of all or part of the Plan assets and the establishment of investment criteria, and

         (ii) appoint and provide for use of investment advisors and investment managers.

         In discharging its responsibility, the Committee shall evaluate and monitor the investment performance of the trustee(s) and investment manager, if any.

5.07 The members of the Committees shall use that degree of care, skill, prudence and diligence in carrying out their duties that a prudent man, acting in a like capacity and familiar with such matters, would use in his conduct of a similar situation. A member of either Committee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless:

         (i) he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or

         (ii) by his failure to discharge his duties solely in the interest of the Members and other persons entitled to benefits under the Plan, for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the Plan not met by the Company, he has enabled such other fiduciary to commit a breach; or

         (iii) he has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or

         (iv) if the Committee of which he is a member improperly allocates responsibilities among its members or to others and he fails to review prudently such allocation.

5.08  ACTIONS BY THE COMPANY

      Any action which may be taken and any decision which may be made by the Company under the Plan (including authorization of Plan amendments or termination) may be made by: (a) the Board of Directors; or (b) any committee to which the Board of Directors delegates discretionary authority with respect to the Plan.


                              ARTICLE 6 - CONTRIBUTIONS

6.01 It is the intention of the Company to continue the Plan and make regular contributions to the Trustee each year in such amounts as are necessary to maintain the Plan on a sound actuarial basis and to meet minimum funding standards as prescribed by any applicable law. However, subject to the provisions of Article 8, the Company may reduce or suspend its contributions for any reason at any time. Any forfeitures shall be used to reduce the Company contributions otherwise payable, and will not be applied to increase the benefits any Member or other person would otherwise receive under the Plan.

6.02 In the event that the Commissioner of Internal Revenue, on timely application made by the time for filing the Employer's federal income tax return for the year in which the Plan was adopted, determines that the implementing trust does not initially constitute an exempt trust, the Company's contributions made on or after the date for which such determination is applicable shall be returned to the Company without interest. In the event that all or part of the Company's deductions under
      Section 404 of the Internal Revenue for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies may be returned to the Company without interest at its request. Either such return shall be made within one year after either the denial of qualification or disallowance of deductions, as the case may be.


                           ARTICLE 7 - MANAGEMENT OF FUNDS

7.01 All the funds of the Plan shall be held by a Trustee or Trustees including any member(s) of the Investment Committee, appointed from time to time by said Committee in one or more trusts under a trust instrument or instruments approved or authorized by said Committee for use in providing the benefits of the Plan and paying any expenses of the Plan not paid directly by the Company; provided, however, that the Investment Committee may, in its discretion, also enter into any type of contract with any insurance company or companies selected by it for providing benefits under the Plan.

7.02 Prior to the satisfaction of all liabilities with respect to persons entitled to benefits, except for the payment of expenses, no part of the corpus or income of the funds shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons who are or may become entitled to benefits hereunder, or under any trust instrument or under any insurance contract made pursuant to this Plan.

7.03 Subject to applicable Federal and State law, no person shall have any interest in or right to any part of the corpus or income of the funds, except as and to the extent expressly provided in the Plan and in any trust instrument or under any insurance contract made pursuant to this Plan.

7.04 Subject to applicable Federal and State law, the Company shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee(s) or insurer(s) except as expressly provided under this Plan.

7.05 Except to the extent permitted by applicable Federal law, no part of the corpus or income of the trust shall be invested in securities of the Company or of any Affiliate or in real property and related personal property which is leased to the Company or any Affiliate or in the securities of the Trust or Trustees or their subsidiary companies, if any.

7.06 Notwithstanding the foregoing, the Company may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, provided that such recovery is made within one year after the date of such contribution.


                  ARTICLE 8 - CERTAIN RIGHTS AND LIMITATIONS

The following provisions shall apply in all cases whenever a Member or any other person is affected thereby.

8.01 The Company may terminate the Plan for any reason at any time. Upon termination or partial termination of the Plan, the rights of affected Members or other persons to benefits accrued to date of such termination or partial termination, to the extent then funded, shall be non-forfeitable. In the event of termination or partial termination, the funds of the Plan shall be used for the exclusive benefit of Members or other persons who are or may become entitled to benefits hereunder as of the date of such termination or partial termination, except that any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial calculations shall be returned to the Company only upon termination of the trust. In the event of such termination or partial termination, the funds of the Plan shall be applied in the following manner:

      First,

         (i) each Member or other person in receipt of a benefit on the date three years prior to the date of Plan termination,

         (ii) each Member who would have been in receipt of a benefit on the date three years prior to such date of Plan termination and if he had retired prior to that date, and

         (iii) each spouse, contingent annuitant or beneficiary of a deceased Member who was in receipt of a benefit on the date three years prior to the date of Plan termination or would have been in receipt of a benefit had he retired prior to such date, shall be entitled to a share equal to the reserve determined to be required for the benefit accrued under the Plan to the date three years prior to the date of such Plan termination, or, if earlier, to the date of a Member's retirement or termination of service, and based on the provisions of the Plan as in effect during the five year period ending on such date of Plan termination when the said benefit was or would have been the lowest, and

      Second, each Member or other person in receipt of a benefit and each Member who is eligible to retire on the date of Plan termination shall be entitled to a share equal to the reserve determined to be required for his "priority benefits", as hereinafter defined, reduced by his shares under paragraph First above; and

      Third, each Member or former Member not eligible to retire on the date of Plan termination but who has then met the eligibility requirements for, or is then entitled to receive, a vested benefit shall be entitled to 2 share equal to the reserve determined to be required for his "priority benefits", as hereinafter defined; and

      Fourth, each Member or other person in receipt of a benefit and each Member who is eligible to retire on the date of Plan termination shall be entitled to a share equal to the reserve determined to be required for his total retirement allowance, reduced by his shares under paragraphs First and Second above; and

      Fifth, each Member or former Member not eligible to retire on the date of Plan termination but who has then met the eligibility requirements for, or is then entitled to receive, a vested benefit shall be entitled to a share equal to the reserve determined to be required for his total vested benefit, reduced by his shares under paragraph Third above; and

      Sixth, each other Member not included in the above paragraphs on the date of Plan termination shall be entitled to a share equal to the reserve determined ;to be required for his benefit accrued under the Plan.

      Each spouse of a deceased Member, who is entitled to receive a surviving spouse's benefit but who has not yet elected (or who is not yet eligible to elect) to begin receiving it, shall be entitled to a share equal to the reserve computed to be required for such surviving spouse's benefit, and such share shall be attributed to the appropriate priority category described above in accordance with such rules and regulations as the Pension Benefit Guaranty Corporation shall prescribe.

      If the funds are insufficient to provide in full for the shares under paragraph First, Second or Third, each share under each such paragraph First, Second or Third shall be reduced pro rata.

      If the funds are insufficient to provide in full for the shares under paragraph Fourth, Fifth or Sixth after provision for all shares under previous paragraphs, the funds available for allocation under each such paragraph Fourth, Fifth or Sixth shall be allocated first to provide the shares under each such paragraph without regard to any benefits resulting from any amendments to the Plan which became effective within the 60 months preceding the date of Plan termination and, if the funds are insufficient to provide such shares in full, each such share shall be reduced pro rata. If the funds are sufficient to provide such shares in full, any remaining assets shall be allocated to provide the shares under such paragraph based on the benefits resulting from each successive amendment until the first such amendment as to which the funds are insufficient, and the shares with respect to such amendment shall be reduced pro rata.

      The Administrative Committee may require that any such shares be withdrawn in cash, or in immediate or deferred annuities or other periodic payments as the Administrative Committee may determine.

      "Priority benefit" for purposes of paragraphs Second and Third of this
      Section 8.01 shall mean

      (a) the amount of a Member's retirement allowance or vested benefit accrued under the Plan which has not resulted from an amendment which was made, or became effective, whichever is later, within the 60 month period ending on the date of Plan termination, plus

      (b) 20 per cent of the amount of his accrued retirement allowance or vested benefit resulting from each amendment made within the 60 month period prior to the date of Plan termination, multiplied by the number of full years that the Plan or such amendment has been in effect, or, ii greater, an allowance of $20 per month multiplied by such number of full years, but not in excess of

      (c) the total accrued retirement allowance or vested benefit under the Plan as of the said date of Plan termination, or

      (d) the value of the monthly retirement allowance or vested benefit payable to the Member for life equal to the lesser of:

         (i) his average monthly Compensation during the five consecutive Years of Vesting Service affording the highest such average, or

         (ii) $750 multiplied by a fraction, the numerator of which is the Social Security taxable wage base in effect on the date of Plan termination had the Social Security Act as in effect prior to the Social Security Amendments of 1977 continued in effect without amendment, and the denominator of which is $13,200.

      The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member or other person entitled to a benefit under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

8.02 (a) Subject to the provisions of Section 8.02(b), notwithstanding any provision of the Plan which may be to the contrary:

         (i) in the event of Plan termination, the benefit of any highly-compensated active employee or any highly-compensated former employee (as those terms are defined under Section 414(q) of the Code) will be limited to one that is nondiscriminatory under
               Section 401(a)(4) of the Code; and

         (ii) in any Plan Year beginning on or after January 1, 1994, the payment of benefits to, or on behalf of, a Restricted Employee shall not exceed an amount equal to the payments that would be made to, or on behalf of, the Restricted Employee in that Plan Year under:

              (A) a straight life annuity that is the actuarial equivalent of the Accrued Benefit and other benefits to which the Restricted Employee is entitled under the Plan (other than a Social Security supplement); and

              (B) the amount of the payments that the Restricted Employee is entitled to receive under a Social Security supplement, if any.

      (b) The restrictions contained in Section 8.02(a) will not apply if any one of the following requirements is satisfied:

         (i) after payment to, or on behalf of, a Restricted Employee of all benefits payable to, or on behalf of, such Restricted Employee under the Plan, the value of Plan assets equals or exceeds 110% of the value of current liabilities (as defined in Section 412(l)(7) of the Code);

         (ii) the value of the benefits payable to, or on behalf of, the Restricted Employee is less than 1% of the value of current liabilities (as defined in Section 412(l)(7) of the Code); or

         (iii) the value of the benefits payable to, or on behalf of, the Restricted Employee does not exceed the amount described in
               Section 411(a)(11)(A) of the Code.

      (c) As used in this Section:

         (i) "Restricted Employee" means any highly-compensated active employee or highly-compensated former employee; provided, however, that a highly-compensated active employee or highly-compensated former employee need not be treated as a Restricted Employee in the current Plan Year if he is not one of the 25 nonexcludable Employees or former Employees with the largest amount of compensation in the current or any prior Plan Year; and

         (ii) "benefit" includes, among other benefits, loans in excess of amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee or former Employee and any death benefits not provided for by insurance on the Employee's or former Employee's life.

8.03 The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee or other person and to treat him without regard to the effect which such treatment might have upon him under the Plan.

      Unless the Company otherwise provides under rules uniformly applicable to all Employees similarly situated, the Administrative Committee shall deduct from the amount of any retirement allowance or vested benefit under the Plan, any amount paid or payable to or on account of any Member under the provisions of any present or future law, pension or benefit scheme of any sovereign government, or any political subdivision thereof or any fund or organization or government agency or department on account of which contributions have been made or premiums or taxes paid by the Company or Affiliate with respect to any service which is included in Years of Benefit Service for purposes of computation of benefits under the Plan; provided, however, that pensions payable for government service or benefits under Title II of the Social Security Act are not to be used to reduce the benefits otherwise provided under this Plan except as specifically provided herein.


                     ARTICLE 9 - NONALIENATION OF BENEFITS

      (a) Subject to any applicable Federal and State law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, except as specifically provided in the Plan, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

      (b) Subject to applicable Federal and State law, in the event that the Administrative Committee shall find that any Member or other person who is or may become entitled to benefits hereunder has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his benefits under the Plan, except as specifically provided in the Plan, or if any garnishment, attachment, execution, levy or court order for payment of money has been issued against any of his benefits under the Plan, then such benefit shall cease and terminate. In such event the Administrative Committee shall hold or apply the payments to or for the benefit of such Member or other person who is or may become entitled to benefits hereunder, his spouse, children, parents or other blood relatives, or any of them.

      (c) Notwithstanding the foregoing provisions of this Article 9, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

         (i) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments of marital property rights to that spouse, child or dependent,

         (ii) is made pursuant to the domestic relations law of any State (as such term is defined in Section 3(10) of the Employee Retirement Income Security Act of 1974, (ERISA)),

         (iii) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

         (iv) otherwise meets the requirements of Section 206(d) of ERISA, as amended.

      (d) The Administrative Committee shall resolve any questions arising under this Article 9 on a basis uniformly applicable to all Employees similarly situated.


                           ARTICLE 10 - AMENDMENTS

10.01 COMPANY'S RIGHT TO AMEND PLAN

      The Company reserves the right at any time and from time to time and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan or any Former Pension Plan or Prior Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, spouses, or contingent annuitants or other persons who are or may become entitled to benefits hereunder prior to the satisfaction of all liabilities with respect to them; and that no modification or amendment shall be made which has the effect of decreasing the accrued benefit of any Member or of reducing the nonforfeitable percentage of the accrued benefit of a Member attributable to Company contributions below that nonforfeitable percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or becomes effective.

10.02 AMENDMENTS TO VESTING SCHEDULE

      If an amendment changes the vesting schedule provided in Section 4.03, each Member with three or more Years of Vesting Service may elect, during the period beginning when the amendment is adopted and ending no earlier than the latest of: (a) 60 days after the amendment's adoption;
      (b) 60 days after the amendment's effective date; or (c) 60 days after the Member is issued a written notice of the amendment, to have his nonforfeitable rights computed without regard to the amendment.

      IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the 12th day of January, 1996.

                                      THE SCOTTS COMPANY



                                      By:  Robert A. Stern
                                           ------------------------
                                           Robert A. Stern, Vice President -
                                           Human Resources

                                  APPENDIX C

                                  MERGER OF
                     STERN'S MIRACLE-GRO PRODUCTS, INC.
                       DEFINED BENEFIT PENSION PLAN


MERGER

Effective as of December 31, 1995, the Stern's Miracle-Gro Products, Inc. Defined Benefit Pension Plan (the "Miracle-Gro Pension Plan") is merged into this Plan. On and after such date:

(a) Assets and liabilities of the Miracle-Gro Pension Plan shall be transferred to this Plan.

(b) Each person entitled to receive benefits from the Miracle-Gro Pension Plan shall be entitled to receive such benefits from this Plan.

(c) Each participant in the Miracle-Gro Pension Plan who is employed by Miracle-Gro on December 31, 1995 shall become a Member of this Plan on December 31, 1995. Such persons are referred to herein as "Miracle-Gro Transferees."

ACCRUED BENEFIT

(a) The Accrued Benefit of a Miracle-Gro Transferee shall be the greater of:

    (i) the benefit he would receive determined as if: (A) years of participation credited under the Miracle-Gro Pension Plan are Years of Benefit Service under this Plan; and (B) compensation paid by Miracle-Gro is Compensation under this Plan; or

    (ii) the sum of: (A) the Member's accrued benefit under the Miracle-Gro Pension Plan, taking into account service and compensation through December 31, 1995; plus (B) the Member's Accrued Benefit under this Plan, taking into account Years of Benefit Service and Compensation after December 31, 1995.

(b) The Accrued Benefit of a former participant in the Miracle-Gro Pension Plan who terminated employment before December 31, 1995 shall be his accrued benefit under the Miracle-Gro Pension Plan, taking into account service and compensation through December 31, 1995.

ELIGIBILITY AND VESTING

(a) For a Miracle-Gro Transferee, all years of service under the Miracle-Gro Pension Plan shall count as Years of Eligibility Service and Years of Vesting Service under this Plan. The Accrued Benefit of a Miracle-Gro Transferee with five or more Years of Vesting

    Service shall be fully vested and nonforfeitable. If a Miracle-Gro Transferee has less than five years of service under the Miracle-Gro Pension Plan as of December 31, 1995, then his transferred accrued benefit shall continue to vest under the schedule which was in effect under the Miracle-Gro Pension Plan, until he has five Years of Vesting Service, as follows:

            Years of Vesting Service          Vested Percentage
            ------------------------          -----------------

                 less than 2                          0%
                      2                              20%
                      3                              40%
                      4                              60%
                  5 or more                         100%


(b) The vesting of a former participant in the Miracle-Gro Pension Plan who terminated employment before December 31, 1995 shall be governed by the terms of the Miracle-Gro Pension Plan as in effect when he terminated employment.


FORMS AND TIMING OF DISTRIBUTION

(a) A former participant in the Miracle-Gro Pension Plan may elect to have the portion of his Accrued Benefit, equal to his accrued benefit under the Miracle-Gro Pension Plan as of December 31, 1995, paid in a lump sum or other optional form of benefit permitted under Part Two of the Miracle-Gro Pension Plan, to the extent permitted by current law.

(b) A former participant in the Miracle-Gro Pension Plan may elect to defer payment of the portion of his Accrued Benefit equal to his accrued benefit under the Miracle-Gro Pension Plan as of December 31, 1995. However, the entire interest of the individual must be distributed, or begin to be distributed, no later that the individual's required beginning date. The required beginning date of a retired or active individual is the first day of April following the calendar year in which such individual attains age 70-1/2, except as otherwise elected in accordance with Section 2.08 of Part Two of the Miracle-Gro Pension Plan (applicable to pre-TEFRA Section 242 elections).

(c) The remainder of an individual's Accrued Benefit shall be paid under the terms of this Plan.